Exhibit 15.4

CONSENT OF DAVID BURGA

March 23, 2026

VIA EDGAR

United States Securities and Exchange Commission

Re:	Lithium Argentina AG (the “Company”)
Annual Report on Form 20-F of the Company for the year ended December 31, 2025 (the “Form 20-F”)

I, David Burga, hereby consent to the use of my name in connection with reference to my involvement in the preparation and review of the following:

•
the Technical Report titled “2026 Cauchari-Olaroz S-K 1300 Technical Report, Jujuy, Argentina” with an effective date as of February 27, 2026 (the “Technical Report”);
•
the review and approval of the technical and scientific information concerning the Cauchari-Olaroz Salars contained in the Management’s Discussion & Analysis for the year ended December 31, 2025 being filed by the Company as part of the Form 20-F (the “MD&A”); and
•
the review and approval of all technical and scientific information contained in the Form 20-F (the “Technical Information”);

and to references to the Technical Report, MD&A and Technical Information, or portions thereof, included or incorporated by reference in the Form 20-F, which is being filed pursuant to the Securities Exchange Act of 1934, as amended, and to the inclusion or incorporation by reference of the information derived from the Technical Report, MD&A and Technical Information related to me in the Form 20-F. This consent extends to any amendments to the Form 20-F.

I also hereby consent to the use of my name in connection with reference to my involvement in the preparation and review of the Technical Report, the MD&A and the Technical Information, to references to the Technical Report, the MD&A and the Technical Information, or portions thereof, and to the inclusion or incorporation by reference of the information derived from the Technical Report, MD&A and Technical Information related to me in the registration statements (No. 333-238142, No. 333-227816, and No. 333-282163) on Form S-8. This consent extends to any amendments to the Form S-8s, including post-effective amendments, and any new Form S-8 registration statement filed by the Company incorporating by reference the Form 20-F.

I further consent to the filing of the Technical Report as an exhibit to the Form 20-F.

/s/David Burga

David Burga, P.Geo.